Exhibit 10



                              AMENDED AND RESTATED

                        WHOLESALE POWER SUPPLY AGREEMENT

                                    BETWEEN

                         TUCSON ELECTRIC POWER COMPANY

                                      AND

                        NAVAJO TRIBAL UTILITY AUTHORITY

                              DATED JUNE 25, 1997
















                            TABLE OF CONTENTS
                            -----------------

SECTION


I.   PARTIES .................................................1

II.  DEFINITIONS..............................................1

III. TERM, TERMINATION AND RIGHT TO REOPEN....................6
     A. Term .................................................6
     B. Effective Date .......................................6
     C. Termination ..........................................6
     D. Right to Reopen ......................................6
     E. Filing of Amended and Restated Agreement .............7
     F.     Representations of the Parties ...................7

IV.  PHASE I:  1997 - 1999 ENERGY AND CAPACITY................8
     A. Hourly Requirements ..................................8
        1.  Generation Billing Demand ........................8
        2.  Loss of Coal Mining Load .........................9
        3.  Generation Demand Charge .........................9
        4.  Energy Charges ...................................9
        5.  Transmission Losses ..............................9
     B. Wholesale Market Purchases - New Industrial Load .....9
     C. CRSP Allocation ......................................9
     D. Energy Scheduling and Dispatching ....................10

V.   PHASE I:  1997 - 1999 TRANSMISSION.......................10
     A. Hourly Requirements ..................................10
     B. CRSP Allocation ......................................10
     C. Wholesale Market Purchases - New Industrial Load .....11

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     D. Billing for Transmission Service .....................11
     E. Transmission Losses ..................................11

VI.  PHASE II:  1999 - 2009 ENERGY AND CAPACITY...............11
     A. TEP Firm Power Supply ................................11
        1.  Generation Billing Demand ........................11
        2.  Generation Demand Charges ........................11
        3.  Energy Charges ...................................11
        4.  Energy Scheduling ................................11
        5.  Transmission Losses  .............................12
     B. Resource Management of CRSP Allocation ...............12
     C. Wholesale Market Purchases ...........................12
        1.  Initial Selection of Option ......................12
        2.  Options ..........................................12
            a.  Option 1 .....................................12
            b.  Option 2 .....................................12
            c.  Option 3 .....................................12
        3.  Subsequent Selection of Options ..................13
        4.  Coordination of NTUA Resources Under Option 3  ...13
            a.  Description ..................................13
            b.  TEP Supplemental Service .....................14
                (i)  Energy Price.............................14
                (ii) Other Charges ...........................14
            c.  Market Access Service ........................14
                (i)  Contracts with Third-Party Suppliers.....14
                (ii) Contracts with TEP ......................14
                (iii)Pricing .................................14
        5.  Firm Backup Power Supply .........................15
            a.  Pricing ......................................15
            b.  Energy .......................................15
        6.  Management Fee for Market Services ...............15
            a.  Service Provided .............................15

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                (i) Fee.......................................15
                (ii)Billing ..................................15
     D. Combustion Turbine Option ............................16
     E. Local Generation .....................................16

VII. PHASE II:  1999 - 2009 TRANSMISSION......................16
     A. TEP Firm Power Supply ................................16
     B. CRSP Allocation ......................................16
     C. Wholesale Market Purchases ...........................16
     D. Billing for Transmission Service .....................17
     E. Transmission Losses ..................................17

VIII.INDUSTRIAL LOAD RETENTION ...............................17

IX.  BILLING AND PAYMENT......................................17
     A. Billing ..............................................17
        1.  Bill Format ......................................17
        2.  Billing Inquiries ................................18
     B. Payment ..............................................18
     C. Disputed Bills .......................................18
     D. Taxes ................................................19
     E. Audit Rights .........................................19

X.   AUTHORIZED REPRESENTATIVES...............................19
     A. Designation ..........................................19
     B. Duties ...............................................20

XI.  UNCONTROLLABLE FORCES....................................20

XII. ASSIGNMENT OF AGREEMENT..................................20

XIII.NO DEDICATION OF FACILITIES..............................21

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XIV. NOTICES..................................................21

XV.  GOVERNING LAW............................................22

XVI. NO THIRD PARTY RIGHTS....................................22

XVII.WAIVERS..................................................22

XVIII.RESOLUTION OF DISPUTES..................................23

XIX. LIABILITY AND INDEMNITY..................................23

XXX. INTERPRETATION...........................................24
     A. Prior Negotiations ...................................24
     B. Descriptive Headings .................................24
     C. Governing Agreement ..................................24

EXHIBIT A  Phase I Rate Schedule 1997 - 1999..................A-1

EXHIBIT B  Phase II Rate Schedule 1999 - 2009.................B-1

EXHIBIT C  Control Area Services..............................C-1

EXHIBIT D  Firm Backup Power Supply Demand Charges............D-1

EXHIBIT E  NTUA - TEP Network Transmission Agreement..........E-1

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I.   PARTIES

     The Parties to this Amended and Restated Wholesale Power Supply Agreement ("Agreement") are TUCSON ELECTRIC POWER COMPANY, an Arizona Corporation ("Tucson" or "TEP") and the NAVAJO TRIBAL UTILITY AUTHORITY ("NTUA"), an enterprise and public agency of the Navajo Nation. Tucson and NTUA may collectively be referred to herein as "Parties" or singularly as a "Party."
     Tucson is engaged in the generation and distribution of electric power and energy in the states of Arizona and New Mexico. Tucson also sells at wholesale throughout the western United States and provides transmission service pursuant to its Open Access Transmission Tariff.
     NTUA is engaged in the distribution of power and energy on the Navajo Reservation in northern Arizona, southern Utah and northwest New Mexico. Electrical system interconnections exist which permit Tucson to sell and deliver to NTUA, and NTUA to purchase and receive power and energy.
     Tucson and NTUA previously entered into a Wholesale Power Supply Agreement dated January 5, 1993, effective June 1, 1993, FERC Rate Schedule No. 93. The Parties wish to amend and restate that Agreement to provide for the firm sale and purchase of energy and capacity under different terms, and to separate and unbundle transmission service from the sale of capacity and energy, as required by FERC Orders 888 and 888-A. This amended and restated Agreement, once accepted by FERC, shall replace in its entirety the January 5, 1993, Wholesale Power Supply Agreement.
     Tucson desires to sell and NTUA desires to purchase firm capacity and energy from Tucson. NTUA will purchase, pursuant to a separate NTUA-TEP Network Transmission Agreement, transmission for delivery of power and energy to stated Delivery Points pursuant to this Agreement. The Parties therefore, agree as follows:

II.  DEFINITIONS
     AGGREGATE DEMAND CHARGE:   The charge per kilowatt-month for capacity TEP
delivers and NTUA receives at the Delivery Points, which includes the price of

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generation and the price of basic transmission service and ancillary services.
     AGREEMENT: This Tucson-NTUA Amended and Restated Wholesale Power Supply Agreement, including all exhibits, attachments and any written amendments to which the Parties may agree from time to time.
     AUTHORIZED REPRESENTATIVE: The representative of a Party designated in accordance with Section X.
     CAPACITY LOSSES: The capacity required to compensate for transmission losses on third party transmission systems pursuant to Sections IV.A.5, V.E, VI.A.5 and VII.E.
     COLLECTED FUNDS: Funds that have been deemed by the recipient bank, in accordance with standard banking practice, to be cleared and therefore immediately available for investment or disbursement.
     COMBUSTION TURBINE: A peaking resource planned for and installed by TEP in the Tucson vicinity.
     CONTROL AREA SERVICES: The FERC defined Ancillary Services included in Tucson's Open Access Tariff and as detailed in Exhibit C.
     CONTRACT YEAR: January 1 through December 31, after the first seven months of Phase II.
     CRSP ALLOCATION: Capacity and energy available to NTUA pursuant to Contract No.87-SLC-0013, as amended, between WAPA and NTUA; such Scheduled CRSP Capacity and Energy is delivered directly to NTUA at the Kayenta and Longhouse Valley substations over WAPA's transmission system.
     DELIVERY POINTS: The points at which Tucson shall deliver NTUA's capacity and energy as per Exhibit E, NTUA-TEP Network Transmission Agreement, which shall be WAPA's Shiprock 345-kV, San Juan 345-kV, McKinley 345-kV, Four Corners 345-kV, Springerville 345-kV and Saguaro 500-kV. Other Delivery Points may be agreed upon by the Authorized Representatives.
     ENERGY CHARGE: The charge per kilowatt-hour for energy TEP delivers and NTUA receives at the Delivery Points.
     ENERGY LOSSES: The energy required to compensate for transmission losses on third-party transmission systems pursuant to Section IV.A.5, V.E., VI.A.5, and VII.E.

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     Firm  Backup  Power  Supply:  The provision of capacity and energy to
NTUA to satisfy WSCC and NERC reliability requirements and to backup Market Access Service, TEP Supplemental Service, as well as participation in a combustion turbine project with Tucson or Local Generation resources. See Western Systems Coordinating Council Power Supply Design Criteria, revised March 1997.
     GENERATION BILLING DEMAND ("GBD"): The kilowatt demand for which NTUA shall pay the Generation Demand Charge.
     GENERATION DEMAND CHARGE: The charge per kilowatt-month for generating capacity TEP delivers and NTUA receives at the Delivery Points.
     HOURLY LOAD: The coincident kilowatt demand in any hour as measured at the Metering Points except Other Load.
     INDEPENDANT SYSTEM OPERATOR ("ISO"): A regulated organization that may be established in the desert southwest region to, among other things: (i) operate or coordinate the operation of the bulk power transmission in the region so as to assure its reliable and efficient use; and (ii) facilitate non-discriminatory, open access to the regional transmission system.
     LOCAL GENERATION: An electric generating resource, the output to which NTUA is solely or partially entitled and which is located in NTUA's service territory and connected to its distribution system.
     MANAGEMENT FEE: An assessed charge for the coordination of all market services provided under Section VI.C.6.
     MARKET ACCESS SERVICE: Service that allows NTUA to directly access the energy market to serve its retail and wholesale requirements customers at prices that are determined, from time to time, by the energy marketplace.
     METERED HIGH DEMAND:  The highest Hourly Load during the month.
     METERED POINTS: The points at which NTUA shall receive its hourly requirements for purposes of billing and load control and may include the following points: Nenahnezhad 69-kV, Kayenta 230-kV, Long House Valley 69-kV, Yah-Ta-Hey 115-kV, Gray Mountain 69-kV, WAPA's Shiprock 115-kV, Indian Wells 69-kV, Jedditto 69-kV, Leupp 12.5-kV, Gap 69-kV, Copper Mine 69-kV, Lechee 69-kV, Churchrock 13.8-kV, and other metering points as agreed to by the

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Authorized Representatives.
     NATIVE WHOLESALE LOAD CUSTOMER: A customer such as NTUA which has existing transmission service with a term of one year or more who continues to have the right to take transmission service from Tucson when its contract expires, rolls over or is renewed, regardless of whether that customer continues to purchase capacity and energy from Tucson.
     NET BACKUP DEMAND: The Metered High Demand less NTUA's CRSP Allocation less the TEP Firm Power Supply plus the coincident output of Local Generation and less any capacity that is credited pursuant to Section VI.C.5. Net Backup Demand is illustrated by the following equation:
NBD = MHD - CRSP - TFP + CLG - CRCT/LG
Where:  NBD = Net Backup Demand
        MHD = Metered High Demand
        CRSP = NTUA's Colorado River Storage Project Allocation
        TFP = TEP Firm Power Supply
        CLG = Coincident output of Local Generation
        CRCT/LG = Capacity credit for Combustion Turbine or Local Generation pursuant to Section VI.C.5.
     NETWORK TRANSMISSION CHARGE ("TN"): The charge per kilowatt-month for basic transmission service and ancillary services that is calculated monthly and billed to NTUA in accordance with the NTUA - TEP Network Transmission Agreement.
     NEW INDUSTRIAL LOAD: An industrial load not served by NTUA prior to the execution of this Agreement with an expected or actual peak hourly demand of at least 3 MW.
     NTUA-TEP NETWORK TRANSMISSION AGREEMENT: An agreement for use of TEP's transmission system pursuant to TEP's Open Access Transmission Tariff which allows power to be delivered to NTUA under this Agreement and from other sources, a copy of this agreement is attached hereto as Exhibit E.
     OTHER LOAD: The electric load at one or more of the following locations where NTUA serves its customers: (i) the electric railroad which is currently used for hauling coal to the Navajo Generating Station, and (ii) remote locations which are isolated from NTUA's main electric distribution system such

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as Bisti, Red Mesa, and Mexican Hat.
     PHASE  I:  July 1, 1997 through May 31, 1999.
     PHASE  II:  June 1, 1999 through December 31, 2009.
     PLAN: An operating plan developed by NTUA and TEP which outlines the acquisition and expected usage of NTUA's resources and the wholesale marketplace to serve NTUA's load requirements for a specified time period pursuant to Option 3 under Phase II of this Agreement.
     SCHEDULED CRSP CAPACITY: The maximum capacity available to NTUA in a given month under the CRSP Allocation.
     SCHEDULED CRSP ENERGY: The energy available to NTUA from time to time under the CRSP Allocation, including any surplus energy that is made available from time to time.
     SUMMER MONTHS:  The months of June, July, August and September.
     TEP FIRM POWER SUPPLY : The firm obligation which Tucson shall have to supply to NTUA firm capacity and energy at the Delivery Points in the amounts specified in Section IV.A.1 for Phase I and in the amounts as specified in Section VI.A.1 for Phase II. This supply will be neither interrupted nor reduced, unless the integrity of the transmission system or the ability of TEP to provide service to its retail customers or to Salt River Project under the 1990-2011 Power Sale Agreement is jeopardized, and to the extent that such interruptions of service to NTUA are in keeping with good utility practices.
     TEP SUPPLEMENTAL SERVICE: A service which allows NTUA to purchase energy from TEP to serve its retail and wholesale requirements customers at prices that are determined hourly by the energy marketplace.
     TRANSMISSION: Either non-firm, firm or network transmission service provided pursuant to Tucson's Open Access Transmission Tariff as filed with FERC.
     TRANSMISSION BILLING DEMAND ("TBD"): The kilowatt demand for which NTUA shall pay the Network Transmission Charge in accordance with the NTUA-TEP Network Transmission Agreement.
     UNCONTROLLABLE FORCES: Any event beyond the control of the Party unable to perform any of its obligations hereunder including, but not limited to,

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failure of or threat of immediate failure of facilities; flood, earthquake, storm, fire, lightning and other natural catastrophes; epidemic, war, riot, civil disturbance or disobedience; labor dispute, labor or material shortage; sabotage; restraint by court order or public authority; and action or nonaction by, or failure to obtain the necessary authorizations or approvals from any governmental agency or authority, which, by exercise of due diligence, such Party could not reasonably have been expected to avoid and which, by exercise of due diligence, it is unable to overcome.
     WAPA:  Western Area Power Administration.
     Winter  Months:  All months other than Summer Months.

III. TERM, TERMINATION, RIGHT TO REOPEN, AND EFFECTIVE DATE

     A. TERM
        The Agreement shall terminate on December 31, 2009, subject to the right of either party to reopen the agreement, as set forth in Section III.D.
     B. EFFECTIVE DATE
        The Agreement shall be effective upon: (i) acceptance for filing of this Agreement by the Federal Energy Regulatory Commission ("FERC") and (ii) the written approval of the Administrator of the Rural Utilities Service ("RUS") and of the Governor of the National Rural Electric Cooperative
Finance Corporation ("CFC").
     C. TERMINATION
        This Agreement shall not be subject to termination except as provided herein.
     D. RIGHT TO REOPEN
        1. Each party shall have the right to request reopening of the Agreement for any reason upon twelve months advance written notice, provided however, that such notice cannot be given prior to December 31, 2002. Should the Parties fail to successfully negotiate a new agreement within the twelve-month period after written notice, this Agreement shall terminate. Subject to the notice provision above, the earliest effective termination hereunder shall

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be December 31, 2003.
        2. Each Party shall also have the right to request, in writing, reopening of the Agreement at any time after June 1, 1999, if in any twelve month period, the twelve month average firm on-peak Palo Verde Index as published in the Wall Street Journal, is less than 1.2 cents per kWh or greater than 4.0 cents per kWh. Such request must be made within 180 days of the occurrence of an average Palo Verde Index price outside the above-described bandwith. Should the Parties fail to negotiate a new Agreement within twelve months after written notice is given, this Agreement shall terminate at either Party's request. If the termination occurs at NTUA's request, then on the tenth day of each month following the termination of this Agreement, NTUA will make payment of $60,000 to Tucson in each month from the date of termination through December 31, 2003; such payments to Tucson are to be separate from other payments due either Party pursuant to this Agreement.
        3. This Agreement recognizes that the formation of an Independent System Operator ("ISO") may affect certain provisions of this Agreement. The Parties agree to negotiate in good faith to amend this Agreement as necessary to accommodate an ISO should such ISO be approved by the FERC.
     E. FILING OF AMENDED AND RESTATED AGREEMENT
        Tucson shall file this Agreement with FERC. NTUA shall support Tucson's filing by intervening in support of that filing at FERC. NTUA will file and seek approval of this Agreement with the RUS and CFC.
     If, after filing this Agreement, FERC requires any material modifications to this Agreement which are unacceptable to either Party, TEP shall cause the submittal of this Agreement for filing with FERC to be withdrawn. If, after filing this Agreement, RUS or CFC requires any material modifications to this Agreement that are unacceptable to either Party, NTUA shall cause the submittal of this Agreement for filing with such parties to be withdrawn.
     However, until all necessary regulatory approvals of this Agreement have been obtained, the Wholesale Power Sale Agreement, shall remain in full force and effect, and NTUA shall pay all charges thereunder. If this Agreement does not receive all necessary approvals, the Wholesale Power Sale Agreement, dated

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January 5, 1993, shall remain in effect throughout its term.  If all regulatory approvals are obtained, the Agreement shall be deemed to have been effective July 1, 1997. Within 30 days of receipt of all approvals, TEP shall refund to NTUA the difference between monies paid under the Wholesale Power Sale
Agreement dated January 5, 1993, since July 1, 1997 and monies that would have been paid pursuant to this Agreement since July 1, 1997.
     F. REPRESENTATIONS OF THE PARTIES
        1. Tucson hereby represents, warrants and covenants to NTUA as follows:
            a) Tucson is an Arizona corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder, and to carry on its business as it is now being conducted and as it is contemplated hereunder to be conducted during the term hereof.
            b) The execution, delivery and performance of this Agreement by Tucson has been duly and effectively authorized by all requisite corporate action.
        2. NTUA hereby represents, warrants and covenants to Tucson as follows:
            a)  NTUA is an enterprise and public agency of the Navajo Nation;
is duly organized, validly existing and in good standing under the laws of the Navajo Nation; and has the requisite power and authority to execute this Agreement, to perform its obligations hereunder, and to carry on its business as it is now being conducted and as it is contemplated hereunder to be conducted during the term hereof and this Agreement has been duly executed and delivered by NTUA and is the legal, valid and binding obligation of NTUA, enforceable against it in accordance with its terms.
            b) Subject to the provisions of Section III.E, the execution, delivery and performance of this Agreement by NTUA have been duly and effec-tively authorized by all requisite action.

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IV.  PHASE I:  1997 - 1999 ENERGY AND CAPACITY

     During Phase I of this Agreement, the Parties intend that NTUA shall satisfy its load requirements, except Other Load, from two sources: (i)TEP Firm Power Supply pursuant to this Agreement, and (ii) its CRSP Allocation. NTUA may satisfy New Industrial Load through market purchases. To satisfy the first source, the Parties agree that:
     A. HOURLY REQUIREMENTS
        The Parties agree that for Phase I, Tucson shall sell and NTUA shall purchase a TEP Firm Power Supply for NTUA's Hourly Load, excluding market purchases for New Industrial Load and loads served with NTUA's CRSP Allocation, upon the following terms:
        1. GENERATION BILLING DEMAND: For Phase I, the Generation Billing Demand shall be 60 MW. For this Generation Billing Demand, Tucson agrees to deliver TEP Firm Power Supply in amounts up to 69 MW in Summer Months, and higher amounts, as required, in Winter Months. If the TEP Firm Power Supply in the Summer Months exceeds 69 MW, the Generation Billing Demand will ratchet on a twelve-month basis to 60 MW plus any amounts in excess of 69 MW. Generation Billing Demand in Winter Months shall be the same as the Summer Generation Billing Demand. In Phase I TEP Firm Power Supply is the actual Hourly Load plus Capacity Losses, less Scheduled CRSP Capacity, less NTUA market purchases for New Industrial Load.
        2. LOSS OF COAL MINING LOAD: If NTUA anticipates long-term (greater than six consecutive months) loss of coal mining loads in the aggregate of 9 MW or greater, NTUA shall give Tucson sixty days prior written notice of the anticipated date and amounts of load loss. Tucson shall reduce the Generation Billing Demand effective the next billing period after the reduction in load or shutdown, by one-half of the amount of load lost. This reduction shall only apply during Phase I.
        3. GENERATION DEMAND CHARGE: The Generation Demand Charges for Phase I are set forth in Exhibit A, Phase I Rate Schedule.
        4.  ENERGY CHARGES:  For Phase I, the Energy Charge shall be as stated

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in Exhibit A, for the amount of the total energy usage recorded monthly at all
Metering Points, plus Energy Losses, less Scheduled CRSP Energy, less energy from NTUA market purchases for New Industrial Load to the extent such energy is recorded at the Metering Points.
        5. TRANSMISSION LOSSES: Tucson shall supply and be responsible for transmission losses to the Delivery Points. Tucson shall supply Capacity Losses and Energy Losses to compensate for transmission losses from the Delivery Points to the Metering Points as specifically required by arrangements between NTUA and third-party transmission owners.
     B. WHOLESALE MARKET PURCHASES - NEW INDUSTRIAL LOAD
        NTUA shall have the right to seek alternate suppliers for New Industrial Load.
     C. CRSP ALLOCATION
        Tucson shall manage NTUA's CRSP Allocation such that: (i) it satisfies a portion of NTUA's load, and (ii) NTUA receives full credit in the calculation of Generation Billing Demand. It is understood that NTUA's CRSP Allocation is delivered over WAPA's transmission system and does not involve or require the use of Tucson's transmission system.
     D. ENERGY SCHEDULING AND DISPATCHING
        1. In Phase I, Tucson shall manage NTUA's CRSP Allocation, TEP Firm Power Supply, and market purchases for New Industrial Load to serve NTUA's total load requirements except Other Load. The Authorized Representatives shall make procedural modifications as necessary for this management, including all necessary billing procedure modifications.
        2. Semiannually, NTUA shall provide Tucson with an estimate of the monthly energy deliveries under its CRSP Allocation. Tucson shall schedule NTUA's CRSP Allocation with WAPA.

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        3.  In the event that either Party determines that it is adversely impacted by the scheduling and dispatching procedures, the Authorized Representatives will agree to modify the procedures if at all possible, or to discontinue such procedures if it becomes necessary. In the latter case, Tucson shall schedule and dispatch according to guidelines provided by NTUA. The Authorized Representatives will coordinate any changes affecting hourly scheduling requirements.
        4. Tucson shall maintain records of Hourly Loads and schedules of energy transactions for accounting and operating purposes and upon request will furnish copies of such records to NTUA.

V.   PHASE  I:  1997 - 1999 TRANSMISSION

     A. HOURLY REQUIREMENTS
        PROVISION OF TRANSMISSION SERVICE: NTUA, as an existing Native Wholesale Load Customer, shall continue to have the right to take transmission service pursuant to Section 2.2 of Tucson's Open Access Tariff. To accomplish delivery of capacity and energy for Phase I, NTUA shall be responsible for requesting and obtaining transmission service from Tucson under TEP's Open Access Tariff for delivery to the Delivery Points.
     B. CRSP ALLOCATION
        The Parties recognize that NTUA's CRSP allocation is delivered to NTUA by WAPA from WAPA's facilities, and, therefore, no TEP transmission is required for TEP's management of CRSP Allocation because NTUA accepts direct delivery of and title to the Allocation.
     C. WHOLESALE MARKET PURCHASES - NEW INDUSTRIAL LOAD
        If necessary, NTUA shall be responsible for requesting and obtaining transmission service from Tucson for delivery to the Delivery Points for any wholesale market purchases.
     D. BILLING FOR TRANSMISSION SERVICE
        TEP shall separate the transmission charges on all bills.
     E. TRANSMISSION LOSSES

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        Tucson shall supply and be responsible for transmission losses to the
Delivery Points. Tucson shall supply Capacity Losses and Energy Losses to compensate for transmission losses from the Delivery Points to the Metering Points as specifically required by arrangements between NTUA and third-party transmission line owners.

VI.  PHASE II:  1999 - 2009 ENERGY AND CAPACITY

     During Phase II of the Agreement, the Parties intend that NTUA may satisfy its load requirements, except Other Load, through a combination of: (i)TEP Firm Power Supply pursuant to this Agreement, (ii) its CRSP Allocation, (iii) purchases from the wholesale power market, (iv) participation in a Combustion Turbine project with Tucson, and (v) through Local Generation behind the Metering Points. To accomplish this combination, the Parties agree:
     A. TEP FIRM POWER SUPPLY
        During Phase II, Tucson shall have the firm obligation to supply and NTUA shall purchase 40 MW of TEP Firm Power Supply at the Delivery Points, in the Summer Months and 50 MW in the Winter Months:
        1.  GENERATION BILLING DEMAND:  Shall be 40 MW in all months for Phase
II.
        2. GENERATION DEMAND CHARGES: The Generation Demand Charges for Phase II are set forth in Exhibit B, Phase II Rate Schedule.
        3. ENERGY CHARGES: The Energy Charges for Phase II shall be as stated in Exhibit B, for the amount of TEP Firm Power Supply energy delivered at the Delivery Points.
        4. ENERGY SCHEDULING: In Phase II TEP and NTUA will develop appropriate scheduling procedures and guidelines or shall utilize such procedures and guidelines as developed and utilized in Phase I.
        5. TRANSMISSION LOSSES: Tucson shall supply and be responsible for transmission losses to the Delivery Points. Tucson shall supply Capacity Losses and Energy Losses to compensate for transmission losses from the Delivery Points to the Metering Points as specifically required by arrangements between

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NTUA and third-party transmission owners.  However, TEP's obligation to deliver
TEP Firm Power Supply shall not exceed the amounts described in Section VI.A.
     B. RESOURCE MANAGEMENT OF CRSP ALLOCATION
        Tucson shall manage NTUA's CRSP Allocation such that it satisfies a portion of NTUA's load. It is understood that NTUA's CRSP Allocation is delivered over WAPA's transmission system and does not involve or require the use of Tucson's transmission system. Semiannually, NTUA shall provide Tucson with an estimate of the monthly energy deliveries under its CRSP Allocation. Tucson shall schedule NTUA's CRSP Allocation with WAPA.
     C. WHOLESALE MARKET PURCHASES
        This Section provides the options upon which the Parties have agreed to accommodate other resources, allowing NTUA flexibility to manage its remaining wholesale needs on its own or on a coordinated basis with TEP:
        1. INITIAL SELECTION OF OPTION: By January 1, 1999 NTUA must make a written election of Option 1, 2 or 3. This written election shall comply with the notice provisions of this Agreement.
        2.  OPTIONS:
            A. OPTION 1: NTUA may operate as an independent control area or it may acquire Control Area Services from a third party and independently obtain resources to meet the remainder of its total load requirements.
            B. OPTION 2: NTUA may purchase Control Area Services from TEP and independently obtain resources to meet the remainder of its total load requirements. See Control Area Services in Exhibit C.
            C. OPTION 3: NTUA may purchase Control Area Services from TEP and in coordination with TEP obtain resources to meet its remaining load requirements. See TEP Supplemental Service and Market Access Service in Section VI.C.4, Combustion Turbine in Section VI.D, and Local Generation in Section VI.E.
        3.  SUBSEQUENT SELECTION OF OPTIONS:
            A. IF AT ANY TIME NTUA ELECTS OPTION 1, it waives its right to select Options 2 or 3.
            B.  IF AT ANY TIME NTUA ELECTS OPTION 2, then:

                                       13

                (i)     NTUA waives its right to exercise Option 3 at any time.
                (ii) NTUA may elect Option 1 by giving ninety days written notice to TEP.
            C. IF NTUA INITIALLY ELECTS OPTION 3, then; NTUA may elect Option 1 or Option 2 upon ninety days written notice to TEP and NTUA thereby waives the right to further service under Option 3.
     If NTUA elects Options 2 or 3 it is required to purchase Control Area Services from TEP unless such services are purchased from an ISO. Additionally, if NTUA chooses Option 3 it is required to purchase Firm Backup Power Supply from TEP to fulfill WSCC and NERC reliability requirements.
        4.  COORDINATION OF NTUA'S RESOURCES UNDER OPTION 3:
            A. DESCRIPTION: At NTUA's direction, TEP will coordinate the utilization of NTUA's resources and market purchases using its best efforts to efficiently provide NTUA's electric supply requirements. Options for providing service to NTUA include: its CRSP Allocation, TEP Firm Power Supply, TEP Supplemental Service and Market Access Service, participation in a Combustion Turbine project with Tucson, and Local Generation resource(s) as discussed below. The Firm Backup Power Supply described later in Section VI.C.5 firms the TEP Supplemental Service and Market Access Service, as well as any capacity from participation in a Combustion Turbine project with Tucson or Local Generation resource(s).
    To coordinate NTUA's resource options to meet NTUA's retail obligations and wholesale requirements customers' needs,TEP and NTUA Authorized Representatives will meet periodically to discuss relevant market information, NTUA load expectations and to jointly develop a Plan. The Plan will be furnished to TEP in writing and TEP will act as NTUA's agent under the guidance of the Plan. The Authorized Representatives or their designees will manage the Plan process. These Authorized Representatives will develop specific procedures which will guide the process of activating the Plan (in a manner which will try to comply with the notion that neither Party takes on any risk that is the responsibility of the other Party in accommodating the Plan).
            B.  TEP SUPPLEMENTAL SERVICE:  Allows NTUA to purchase energy from

                                       14

Tucson to serve any portion of its energy needs at prices determined by the hourly marketplace. TEP Supplemental Service is priced as follows:
                (I) ENERGY PRICE: The price for TEP Supplemental Service shall be the Palo Verde Index for firm energy as published in the Wall Street Journal (the index may be changed upon mutual agreement of the Authorized Representatives) for each hour during which TEP Supplemental Service is required, plus
                (II) OTHER CHARGES: NTUA is also responsible for the Management Fee as defined in Section VI.C.6 and the Firm Backup Supply charges as defined in Section VI.C.5.
            C. MARKET ACCESS SERVICE: Allows NTUA access to the energy market through contracts with third parties or with TEP to serve NTUA's resource requirements in addition to its CRSP Allocation, TEP Firm Power Supply and/or TEP Supplemental Service.
                (I) CONTRACTS WITH THIRD-PARTY SUPPLIERS: TEP agrees to act as agent for NTUA in evaluating, procuring and scheduling market purchases. TEP may contract with third parties as directed in the Plan. Any third-party contracts entered into by TEP on behalf of NTUA must be confirmed by NTUA pursuant to the Plan developed between the Parties.
                (II) CONTRACTS WITH TEP: As directed under the Plan, NTUA may contract with TEP for quantities of capacity and energy at terms and prices to be agreed upon from time to time. Any such agreements between TEP and NTUA maybe done under TEP's Coordination Tariff or some other enabling agreement allowing TEP and NTUA to do business.
                (III) PRICING: Prices associated with Market Access Service will be determined pursuant to the contracts with TEP or with third parties entered into pursuant to the Plan. TEP will charge NTUA for the actual costs billed under those agreements, including any third party transmission costs necessary to complete the transactions. NTUA is also responsible for the Management Fee as defined in Section VI.C.6 and the Firm Backup Supply charges as defined in Section VI.C.5.


                                       15

        5.  FIRM BACKUP POWER SUPPLY
            TEP shall provide Firm Backup Power Supply to NTUA under the following terms:
            A. PRICING: The pricing for Firm Backup Power Supply will be the demand charge as shown in Exhibit D. The monthly demand associated with Firm Backup Power Supply will be determined by the highest of the following: (i) NTUA's Net Backup Demand for the month, or (ii) the highest Net Backup Demand during the preceding eleven months. In the event NTUA participates in a Combustion Turbine project with TEP or in Local Generation resource(s), NTUA will be credited in accordance with Section VI.E.
            B. ENERGY: Energy purchased under Firm Backup Power Supply will be priced at the Palo Verde Index for firm energy as published in the Wall Street Journal (which index may be changed upon the mutual agreement of the Authorized Representatives).
        6.  MANAGEMENT FEE FOR MARKET SERVICES:
            A.  SERVICE PROVIDED
            All market services provided under Section VI.C.4 shall be coordinated by TEP to efficiently serve NTUA's total load requirements.
                (I) FEE: The fee for market services shall reflect 15% of the savings achieved by NTUA by comparing the actual delivered cost of market energy (inclusive of charges for transmission, Firm Backup Power Supply and other ancillary services) and the hypothetical cost of that same energy as if it were purchased under the same terms and conditions as the sale of energy and capacity under Section VI.A of this Agreement, but in no event shall the Management Fee be less than $100,000 per Contract Year. Prior to December 31, 1998, the Authorized Representatives will develop the methodology for determining the savings upon which the Management Fee is based.
                (II) BILLING: The estimated fee shall be billed monthly as a line item on NTUA's monthly energy and capacity bill. The monthly estimated fee shall be $8,333. The year end bill for each year will true up the approximated fee with actual savings achieved.

                                       16
     D. COMBUSTION TURBINE OPTION
        TEP is willing to consider jointly owning a Combustion Turbine with NTUA should TEP decide to install a Combustion Turbine in the Tucson vicinity during the term of this Agreement.
     E. LOCAL GENERATION
        In the event that NTUA acquires Local Generation, NTUA may choose to have TEP or another party operate the resource. Should NTUA select TEP to operate the unit, NTUA and TEP will prepare the agreements necessary for the operations, dispatch and scheduling of the resource(s). As operating agent, TEP agrees that if the resource(s) are designed, constructed and operated to meet good utility practices, TEP will reflect a capacity credit to NTUA for Firm Backup Power Supply. This capacity credit will not exceed 10 MW, unless otherwise agreed.

VII. PHASE II 1999 - 2009 TRANSMISSION
     A. TEP FIRM POWER SUPPLY
        NTUA, as an existing Native Wholesale Load Customer, shall continue to have the right to take transmission service pursuant to Section 2.2 of Tucson's Open Access Tariff for its total requirements associated with TEP provided services.
     NTUA shall obtain transmission service pursuant to the NTUA-TEP Network Transmission Agreement.
     B. CRSP ALLOCATION
        The Parties recognize that NTUA's CRSP allocation is delivered to NTUA by WAPA from WAPA's facilities, and, therefore, no TEP transmission is required for TEP's management of CRSP Allocation because NTUA accepts direct delivery of and title to the Allocation.
     C. WHOLESALE MARKET PURCHASES
        Transmission shall be provided pursuant to TEP's Open Access Transmission Tariff or, when required, from other parties' open access transmission tariffs. TEP will directly charge NTUA for the costs of any transmission acquired from TEP or others to deliver energy under Firm Backup

Power Supply. To the extent that transmission is utilized for which NTUA already has acquired rights under VII.A above, no additional charges will be incurred.
     D. BILLING FOR TRANSMISSION SERVICE
        TEP shall separately state all the transmission charges on bills.
     E. TRANSMISSION LOSSES
        Tucson shall supply and be responsible for transmission losses to the Delivery Points. Tucson shall supply Capacity Losses and Energy Losses to compensate for transmission losses from the Delivery Points to the Metering Points as specifically required by arrangements between NTUA and third-party transmission line owners. TEP's obligation to deliver TEP Firm Power Supply shall not exceed the amounts described in Section VI.A.

VIII.INDUSTRIAL  LOAD  RETENTION

    TEP and NTUA will work together in good faith to retain any of NTUA's large industrial coal mining and transportation customers, as well as any federal or state aggregated loads, which may seek alternative supplies or to move their electric load elsewhere. In such situations, NTUA and TEP agree to endeavor to seek solutions that are to their mutual benefit.

IX.  BILLING  AND  PAYMENT
     A. BILLING
        Tucson shall bill NTUA monthly on or before the tenth day of the month during Phase I and Phase II. Bills shall be sent electronically to:
            Navajo Tribal Utility Authority
            Attention: General Manager
            Facsimile (602) 729-2135

and with a written copy mailed to:

            Navajo Tribal Utility Authority

            Attention: General Manager
            P.O. Box 170
            Ft. Defiance, Arizona  86504-0170

        1.  BILL FORMAT
            The bills shall separately state the charges for
            (i) capacity and energy supplied in Phase I and Phase II of this Agreement,
            (ii)    the charge for any market services provided in Phase II,
            (iii)   the Management Fee under Phase II, and
            (iv) the transmission provided in Phases I and II under a separate NTUA-TEP Network Transmission Agreement.
        2.  BILLING INQUIRIES
            Billing inquiries concerning either the capacity and energy supplied in Phases I or II, the market services in Phase II or the Management Fee in Phase II shall be directed to the Tucson Manager of Contracts and Wholesale Marketing.
            Billing Inquiries concerning the transmission charges provided under a separate NTUA-TEP Network Transmission Agreement shall be directed to the Tucson Transmission Coordinator.
     B. PAYMENT
        NTUA shall pay Tucson by the tenth day after electronic receipt of the bill. If the due date falls on a weekend or bank holiday, then NTUA shall pay Tucson on the first subsequent banking day. Payment shall be made by electronic funds transfer to:
            Bank One Arizona
            Tucson, Arizona
            ABA# 122-100-024
            Credit Account #2002-8131
            Tucson Electric Power Company

        Amounts not paid by the due date shall be payable with interest accrued on each calendar day from the due date to the date of payment. The interest rate shall be at the effective prime commercial lending rate per annum as published in the Wall Street Journal, or at the maximum rate permitted by Arizona law, whichever rate is lower.
        Either Party may at any time by written notice change the designation of any person, address or account specified herein.
     C. DISPUTED BILLS
        In the event any portion of any bill is disputed, the disputed amount shall be paid when due under protest. If the disputed portion of the bill is found to be incorrect, Tucson shall promptly refund to NTUA any amount due, including interest accrued on such amount due from the date of payment by NTUA to the date the refund is made by Tucson. The refund shall be made by wire transfer to a bank of NTUA's choice or by any other method which provides Collected Funds on the date payment is made. The interest rate shall be at the rate specified in this Section. No payment made pursuant to this Section shall constitute a waiver of any right of NTUA to contest the correctness of any charge or credit by Tucson.
     D. TAXES
        NTUA shall have the right to appeal to the appropriate taxing authority any taxes chargeable to NTUA under the provisions of this Agreement.
     E. AUDIT RIGHTS
        Each Party shall have the right to audit, at its own expense, all books and records regarding any costs, payments, settlement, or other supporting information pertaining to this Agreement. Adjustments to any costs, payments or settlements discovered pursuant to an audit conducted under this section shall be payable by the responsible Party to the owed Party within a reasonable time, and shall include interest accrued on such adjustment from the original due date to the date of receipt of payment of such adjustment by the owed Party at the rate specified in this Section. All records and supporting documentation for billings arising under this Agreement shall be retained for three years beyond the date of the bill.

X.   AUTHORIZED  REPRESENTATIVES:
     A. DESIGNATION
        Each Party shall designate a person as an Authorized Representative. Tucson shall designate two Authorized Representatives:A Contracts and Wholesale Marketing Representative and a Transmission Representative. The Contracts and Wholesale Marketing Representative shall be authorized to act on the provisions of this Agreement concerning the sale of energy and capacity and market services. The Transmission Representative shall be authorized to act on the provisions of the NTUA-TEP Network Transmission Agreement, Exhibit E. All Authorized Representatives shall have the authority of the Party designating to act on its behalf in carrying out the provisions of this Agreement and may appoint a designee or designee(s) to assist with duties. Each Party shall notify the other Party within fifteen calendar days after execution of this Agreement of the designation of its Authorized Representative and shall promptly notify the other Party of any subsequent changes in such designation.
     B. DUTIES
        The Authorized Representatives shall develop the Plan and approve written procedures necessary for implementation of this Agreement including deliveries, scheduling, metering and billing. The Authorized Representatives shall have no authority to modify any of the provisions of this Agreement. The Authorized Representatives shall meet as required to accomplish coordination with respect to matters which affect the implementation of this Agreement and to designate appropriate billing and payment addresses.

XI.  UNCONTROLLABLE  FORCES
     Neither Party shall be considered to be in default in the performance of any of its obligations hereunder, other than the obligations to make payments of amounts due pursuant to this Agreement, when failure of performance shall be due to Uncontrollable Forces. The Party claiming Uncontrollable Forces shall promptly contact the other Party and provide written notice that an Uncontrollable Force has occurred. Nothing contained herein shall be construed as to require either Party to settle any strike or labor dispute in which it may be involved.

XII. ASSIGNMENT  OF  AGREEMENT
     This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns, provided, however, that this Agreement, except as hereinafter provided, may not be assigned by either Party except with the prior written consent of the other Party, which consent shall not be unreasonably withheld. NTUA, without the approval of Tucson, may assign, transfer, mortgage or pledge this Agreement to create a security interest for the benefit of the United States of America, acting through the Administrator of RUS. Thereafter, the Administrator of RUS, without the approval of Tucson, may (i) cause this Agreement to be sold, assigned, transferred or otherwise disposed of to a third party pursuant to the terms governing such security interest, or (ii) if the Administrator of RUS first acquires this Agreement pursuant to 7 U.S.C. Section 907,sell, assign, transfer or otherwise dispose of this Agreement to a third party,provided, however, that in either case (i)NTUA is in default of its obligations to the Administrator of RUS that are secured by such security interest and the Administrator of RUS has given Tucson notice of such default; and (ii)the Administrator of RUS has given Tucson thirty days prior notice of its intention to sell, assign, transfer or otherwise dispose of this Agreement indicating the identity of the intended third-party assignee or purchaser. In addition, no consent shall be required in the event of (i)a transfer under or pursuant to a mortgage, security agreement, deed of trust or other type of security instrument or upon foreclosure or other action to enforce such mortgage,security agreement, deed of trust or other type of security instrument or (ii)a transfer pursuant to a collateral assignment or pledge of this Agreement to a bank, insurance company, or similar financial institution to secure indebtedness incurred or to be incurred by a Party for the purpose of or in connection with the performance of this Agreement, or
(iii) an assignment to any financing institution or institutions of any monies due or to become due under this Agreement, or (iv) a transfer by either Party to any entity that shall succeed by purchase, merger, consolidation or other transfer of all or substantially all of that Party's assets. In any event, any such transferee or assignee shall be bound by the terms of this Agreement and the transferor shall cause an appropriate instrument to be delivered indicating the transferee's agreement to be bound hereby.

XIII.NO  DEDICATION  OF  FACILITIES

     Any undertaking by one Party to the other under any provision of this Agreement shall not constitute the dedication of ownership or title in the sys-tem or any portion thereof of either Party to the public or to the other Party, and it is understood and agreed that any undertaking by either Party shall cease upon the termination of this Agreement.

XIV. NOTICES

     Any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person, sent by facsimile transmission, sent electronically or sent by United States mail, postage prepaid, to the persons specified below:

                    General Manager
                    Navajo Tribal Utility Authority
                    P. O. Box 170
                    Fort Defiance, Arizona 86504
                    Telephone: 520-729-6201
                    Facsimile: (602) 729-2135

                    Tucson Electric Power Company
                    c/o Secretary
                    P. O. Box 711
                    Tucson, Arizona 85702

                    Facsimile: (520) 884-3991

     A Party may at any time, by written notice, change the designation or the address of the person so specified.

XV.  GOVERNING  LAW

     This Agreement shall be interpreted, governed by and construed under the laws of the State of Arizona and the laws of the United States, as applicable, as if executed and to be performed wholly within the State of Arizona.

XVI. NO THIRD PARTY RIGHTS

     Unless otherwise specifically provided in this Agreement, the Parties do not intend to create any duty,covenant, obligation or undertaking to or to cre-ate any rights in or to grant any remedies to any third party as a beneficiary of this Agreement or of any of the rights and obligations established hereunder.

XVII.WAIVERS

    The waiver by either Party of any breach of any term, covenant or condition contained herein shall not be deemed a waiver of any other term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition contained herein.


XVIII.RESOLUTION  OF  DISPUTES
     Should any dispute arise between the Parties hereto concerning the deter-mination of the charges for power transactions and remain unresolved for a period of sixty days, a statement of such dispute shall be forwarded by the Authorized Representatives to the General Manager of NTUA ("GM") and the Chief Operating Officer of Tucson ("COO") who shall meet within thirty days (or such shorter or longer time as agreed upon between the GM and COO) to discuss and attempt to reach a resolution of the dispute. Any resolution mutually agreed upon by the GM and COO of the Parties shall be binding, subject to FERC approval (if required by applicable law or the terms of this Agreement).
     If the GM and COO of the Parties cannot resolve the dispute within thirty days of its submission to them (or within such longer time as shall be mutually agreed upon by the respective Parties), either Party may submit the dispute to arbitration. Unless otherwise agreed by the Parties, the arbitration shall be governed by the rules and practices of the American Arbitration Association ("AAA"). The award of the arbitrators shall be final and binding, subject to FERC approval (if required by applicable law or the terms of this Agreement), and the costs and expenses of the arbitrators shall be shared equally by the Parties participating in the arbitration, unless otherwise decided by the arbitrators.
     The Party submitting the dispute to arbitration shall give written notice to the other Party, setting forth in such notice in adequate detail the nature of the dispute, and the remedy sought by such arbitration proceedings. Within the period specified in the rules of the AAA, the other Party shall prepare its own statement of the matter at issue and set forth in adequate detail additional related matters or issues to be arbitrated.

XIX. LIABILITY  AND  INDEMNITY
     Each Party shall indemnify and hold harmless the other Party and the directors, officers and employees of such other Party from liability,loss, dam-age, claim, costs and expenses (including attorney fees)on account of injury to persons (including death)or damage or destruction of property arising out of or related to the negligence, whether active or passive, of the indemnifying Party or its officers, directors, employees or contractors in the performance of this Agreement, provided, however, that:
     1. Each Party shall be solely responsible to its own employees for all claims or benefits due for injuries occurring in the course of their employment or arising out of any worker's compensation law. Neither Party shall seek reimbursement or subrogation from the other Party for any benefits paid to the employees of that Party pursuant to any worker's compensation law except as necessary to prevent double recovery by the employee.
     2. Neither Party nor its directors, officers and employees shall be liable for any loss of earnings, revenues, indirect or consequential damages,or injury which may be incurred by the other Party as a result of curtailments, interruptions or outages in delivery of electric services under this Agreement by reason of any cause whatsoever, other than gross negligence or willful misconduct.
     3. Each Party shall indemnify and hold harmless the other Party and its directors, officers and employees from any liability, loss, claim, costs and expenses (including attorney fees) incurred by the indemnified Party in connection with or arising out of claims made by the indemnifying Party's elec-tric service customers as a result of any failure of a Party to provide electric power or energy contemplated by this Agreement for any reason or any cause whatsoever, other than gross negligence or willful misconduct.

XXX. INTERPRETATION
     A.   PRIOR NEGOTIATIONS
          The complete agreement of the Parties is set forth in this Agreement and supersedes all prior and contemporaneous communications, whether written or oral.
     B.  DESCRIPTIVE HEADINGS
         All descriptive headings contained in this Agreement are intended only a a guidance to the content hereof and shal not be binding with respect to the interpretation of any provision of this Agreement.
     C.   GOVERNING AGREEMENT
          To the extent of any inconsistency between the provisions of this Agreement and any tariff, service agreement or exhibit incorporated in this Agreement be reference or otherwise, the provisions of this Agreement shall control.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed this 26 day of June, 1997.



                         TUCSON ELECTRIC POWER COMPANY


                         By         Steven J. Glaser
                                     Vice President



                         NAVAJO TRIBAL UTILITY AUTHORITY


                         By         Malcolm P. Dalton
                                    General Manager

                                   EXHIBIT A

                             Phase I Rate Schedule
                                  1997 - 1999


BACKGROUND
For each month in the term of Phase I NTUA and TEP have agreed to an aggregate price for generation and transmission capacity ( the Aggregate Demand Charge). Since transmission costs may vary from time to time in the course of Phase I,it will be necessary for the Generation Demand Charge to fluctuate so as to accommodate the agreed-upon fixed aggregate price. In addition, the billing demand for generation capacity may be different than the billing demand for transmission services. Accordingly, when unbundling transmission from the Aggregate Demand Charge it will also be necessary to adjust for this difference in billing demands. This Exhibit will illustrate the calculations needed to make these adjustments.

GENERATION DEMAND CHARGE
    The Generation Demand Charge for the TEP Firm Power Supply in Phase I shall be calculated each month by unbundling the charges for transmission that are included in the Aggregate Demand Charge. The process for unbundling is illustrated in the table below, and is to be accomplished by subtracting from the Aggregate Demand Charge a transmission charge ("T") (in $/kW-Mo.). The charge T itself, is a function of the charges for transmission and ancillary services that are calculated monthly and billed to NTUA in accordance with the NTUA - TEP Network Transmission Agreement (see Exhibit E), herein referred to as the Network Transmission Charge ("TN").
     T shall be calculated by multiplying the TN by the Transmission Billing

                                       A-1

Demand ("TBD"), and dividing the product by the Generation Billing Demand
("GBD").
T = (TN X TBD) / GBD
     This calculation unbundles the transmission included in the Aggregate Demand Charge for the Phase I TEP Firm Power Supply, for which the Generation Billing Demand is at 60 MW, subject to the provisions of Section IV.A.1.
    TN is the monthly charge, in $/kW-Mo. that is calculated in accordance with the NTUA - TEP Network Transmission Agreement, which includes the sum of the charges for the following services on the TEP system: (i) Network Service Basic Transmission Rate, (ii) Scheduling, System Control and Dispatch Service, (iii) Reactive Supply and Voltage Control from Generation Sources Service, (iv) Regulation and Frequency Response Service, (v) Energy Imbalance Service, (vi) Operating Reserve - Spinning Reserve Service, and (viii) Operating Reserve - Supplemental Reserve Service.

                                   Generation
                                 Demand Charge
             Month/Year             $/kW-Mo.
            7/97 - 5/98             9.25 - T
            6/98 - 5/99             9.55 - T

ENERGY CHARGE

              Month/Year               $/MWh

              7/97 - 5/99              $18.00


     No charge shall exceed Tucson's fully allocated cost of service.



                                      A-2



                                   EXHIBIT B

                             Phase II Rate Schedule
                                  1999 - 2009

BACKGROUND
     For each month in the term of Phase II NTUA and TEP have agreed to an aggregate price for generation and transmission capacity ( the Aggregate Demand Charge). Since transmission costs may vary from time to time in the course of Phase II, it will be necessary for the Generation Demand Charge to fluctuate so as to accommodate the agreed-upon fixed aggregate price.In addition the billing demand for generation capacity is 40 MW while the Aggregate Demand Charge includes the costs for 43.33 MW of transmission capacity. Accordingly, when unbundling transmission from the Aggregate Demand Charge it will also be necessary to adjust for this difference in billing demands. This Exhibit will illustrate the calculations needed to make these adjustments.
GENERATION DEMAND CHARGE
     The Generation Demand Charge for the TEP Firm Power Supply in Phase II shall be calculated each month by unbundling the charges for 43.33 MW of transmission that are included in the Aggregate Demand Charge. The process for unbundling is illustrated in the table below, and is to be accomplished by subtracting from the Aggregate Demand Charge a transmission charge(T) (in $/kW-Mo.). The charge T itself, is a function of the charges for transmission and ancillary services that are calculated monthly and billed to NTUA in accordance with the NTUA - TEP Network Transmission Agreement (see Exhibit E), herein referred to as the Network Transmission Charge (TN).
     T = 1.08325 X TN, where the factor 1.08325 is the ratio of 43.33 to 40. The factor (1.08325) adjusts TN to unbundle 43.33 MW of transmission included in the Aggregate Demand Charge for the Phase II TEP Firm Power Supply,

                                      B-1

for which the Generation Billing Demand is 40 MW.
    TN is the monthly charge, in $/kW-Mo. that is calculated in accordance with the NTUA - TEP Network Transmission Agreement, which includes the sum of the charges for the following services on the TEP system: (i) Network Service Basic Transmission Rate, (ii) Scheduling, System Control and Dispatch Service, (iii) Reactive Supply and Voltage Control from Generation Sources Service, (iv) Regulation and Frequency Response Service, (v) Energy Imbalance Service, (vi) Operating Reserve - Spinning Reserve Service, and (vii) Operating Reserve - Supplemental Reserve Service.
                                    Generation
                                  Demand Charge
                Month/Year           $/kW-Mo.
               6/99 - 12/99          9.74 - T
               1/00 - 12/00          9.86 - T
               1/01 - 12/01          10.05 - T
               1/02 - 12/02          10.25 - T
               1/03 - 12/03          10.46 - T
               1/04 - 12/04          10.66 - T
               1/05 - 12/05          10.88 - T
               1/06 - 12/06          11.10 - T
               1/07 - 12/07          11.32 - T
               1/08 - 12/08          11.54 - T
               1/09 - 12/09          11.64 - T
ENERGY CHARGE
                 Month/Year           $/MWh
                6/99 - 12/99         $18.00






                                     B-2
    For each twelve-month period beginning in January 2000, Energy Charges will increase or decrease as determined by the change in TEP's system average fuel costs (FERC 501 account dollars, which include coal, environmental, handling, waste and stabilization fuel costs for Four Corners,Irvington, Navajo, San Juan and Springerville Power Plants; and natural gas costs for the Irvington Steam units, per MWh of net generation) for the prior twelve months. The annual increase or decrease in Energy Charge resulting from the above computation will be capped at 2%.
     No charge shall exceed Tucson's fully allocated cost of service.























                                     B-3
                                   EXHIBIT C

                             Control Area Services

1.   General
     If NTUA chooses to operate within TEP's control area, TEP shall provide Control Area Services (including ancillary services as defined in the TEP Open Access Tariff)as necessary pursuant to its Open Access Tariff at the charges in effect from time to time in its most currently filed Open Access Tariff. These charges shall be applied to the capacity required at the time of NTUA's peak demand for the month, less the capacity from its CRSP Allocation and TEP Firm Power Supply.
2.   Scheduling, System Control and Dispatch Service
    This service is required to schedule the movement of power through, out of, within or into a Control Area. This service can be provided only by the operator of the Control Area in which the transmission facilities used for Transmission Service are located. Tucson shall provide Scheduling, System Control and Dispatch Service pursuant to its Open Access Tariff at the charges provided in its most currently filed Open Access Tariff.
3.   Reactive Supply and Voltage Control from Generation Sources Service
     In order to maintain transmission voltage on Tucson's transmission facilities within acceptable limits, generation facilities (in the Control Area where Tucson's transmission facilities are located) are operated to produce (or absorb) reactive power. Thus, Reactive Supply and Voltage Control from Generation Sources Service must be provided for each transaction on Tucson's transmission facilities. Tucson shall provide Reactive Supply and Voltage Control from Generation Sources Service pursuant to its Open Access Tariff at the charges provided in its most currently filed Open Access Tariff.
4.   Requlation and Frequency Response Service
     Regulation and Frequency Response Service is necessary to provide for the continuous balancing of resources with load and for maintaining scheduled Interconnection frequency at 60 Hz. Regulation and Frequency Response Service is accomplished by committing on-line generation whose output is raised or lowered as necessary to follow the moment-by-moment changes in load. Tucson shall provide Regulation and Frequency Response Service pursuant to its Open Access Tariff at the charges provided in its most currently filed Open Access Tariff.
5.   Energy Imbalance Service
     Energy Imbalance Service is provided when a difference occurs between the scheduled and the actual delivery of energy to a load located within a Control Area over a single hour. Tucson shall provide Energy Imbalance Service pursuant to its Open Access Tariff at the charges provided in its most currently filed Open Access Tariff.
6.   Operating Reserve - Spinning Reserve Service
    Spinning Reserve Service is needed to  serve load immediately in the  event
of a  system  contingency.   Spinning  Reserve  Service  must  be  provided  by
generating units that are on-line and are loaded at less than maximum output. Tucson shall provide Spinning Reserve Service pursuant to its Open Access Tariff at the charges provided in its most currently filed Open Access Tariff.
7.   Operating Reserve - Supplemental Reserve Service
     Supplemental Reserve Service is needed to serve load in the event of a system contingency; however, it is not available immediately to serve load but rather within a short period of time. Supplemental Reserve Service must be provided by generating units that are on-line but unloaded, by quick-start generation or by interruptible load. Tucson shall provide Supplemental Reserve Service pursuant to its Open Access Tariff at the charges provided in its most currently filed Open Access Tariff.

Tucson Electric Power Company Open Access Transmission Tariff
                                Revised Original Sheet No. 3



                                   EXHIBIT D

                            Firm Backup Power Supply
                                 Demand Charges

BACKUP DEMAND CHARGES
                                     Rate
                     Month/Year     $/kW-Mo.
                    6/99 - 12/99     1.46
                    1/00 - 12/00     1.48
                    1/01 - 12/01     1.51
                    1/02 - 12/02     1.54
                    1/03 - 12/03     1.57
                    1/04 - 12/04     1.60
                    1/05 - 12/05     1.63
                    1/06 - 12/06     1.67
                    1/07 - 12/07     1.70
                    1/08 - 12/08     1.73
                    1/09 - 12/09     1.75










Tucson Electric Power Company                 Open Access Transmission Tariff
                                                 Revised Original Sheet No. 1

                                   EXHIBIT E


                                                             ATTACHMENT F


                        {PRIVATE} SERVICE AGREEMENT FOR
                    NETWORK INTEGRATION TRANSMISSION SERVICE


1.0 This Service Agreement ("Agreement"),dated as of JUNE 17, 1997, is entered into by and between Tucson Electric Power Company ("TEP"), an Arizona corporation, and NAVAJO TRIBAL UTILITY AUTHORITY (NTUA) ("Transmission Customer").

2.0 Based upon its submitted Completed Application, NAVAJO TRIBAL UTILITY AUTHORITY has been determined by TEP to be a Transmission Customer under
     Part III of this Tariff.

3.0 The Transmission Customer has provided to TEP an Application deposit in the amount of $ N/A.

4.0  The Transmission Customer has executed a Network Operating Agreement with
     TEP.

5.0 Service under this Agreement shall commence on the later of JULY 1, 1997 or FERC Approval. Service under this Agreement shall terminate on DECEMBER 31, 2009.

6.0  TEP agrees to provide and the Transmission Customer agrees to take and pay

                                     E-1

     for Network Integration Transmission Service in accordance with the provisions of Part III of this Tariff, this Agreement, and the Network Operating Agreement, as they may be amended from time to time. Initially the Transmission Customer makes the following designations:

Tucson Electric Power Company                 Open Access Transmission Tariff
                                                 Revised Original Sheet No. 2


6.1  Network Resources:

            FOUR CORNERS 4 & 5, NAVAJO 1, 2, & 3, SAN JUAN 1 & 2, SPRINGERVILL 1 & 2.
6.2  Network Loads:

            APS Four Corners 345 kV Bus, WAPA Shiprock 345 kV Bus, Saguaro 500 kV bus, and PNM San Juan 345 kV Bus.
6.3 Points of interconnection between the Transmission Customer's facilities and TEP's Transmission System:

            APS SAGUARO 500 KV BUS, APS FOUR CORNERS 345 KV BUS, WAPA SHIPROCK 345 KV BUS, AND PNM SAN JUAN 345 KV BUS.
6.4  The Transmission Customer's initial Load Ratio Share:

               4.5  %
              --------
7.0 TEP agrees to provide and the Transmission Customer agrees to take and pay for other services as indicated below:
7.1  Scheduling, System Control and Dispatch Service:

            FOR PHASE 1, JULY 1, 1997 - MAY 31, 1999, NTUA WILL TAKE ALL ANCILLARY SERVICES.
            FOR PHASE 2, NTUA WILL ADVISE TEP AS TO ITS REQUIREMENTS.
7.2  Reactive Supply and Voltage Control from Generation Sources Service:

                                     E-2


          FOR PHASE 1, JULY 1, 1997 - MAY 31, 1999, NTUA WILL TAKE ALL ANCILLARY SERVICES.
          FOR PHASE 2, NTUA WILL ADVISE TEP AS TO ITS REQUIREMENTS.
7.3  Regulation and Frequency Response Service:

          YES      X       NO
               --------        --------

Tucson Electric Power Company                 Open Access Transmission Tariff
                                                 Revised Original Sheet No. 3

          FOR PHASE 1, JULY 1, 1997 - MAY 31, 1999, NTUA WILL TAKE ALL ANCILLARY SERVICES.
          FOR PHASE 2, NTUA WILL ADVISE TEP AS TO ITS REQUIREMENTS.
7.4  Energy Imbalance Service:

          YES      X       NO
               --------        --------
          FOR PHASE 1, JULY 1, 1997 - MAY 31, 1999, NTUA WILL TAKE ALL ANCILLARY SERVICES.
          FOR PHASE 2, NTUA WILL ADVISE TEP AS TO ITS REQUIREMENTS.
7.5  Operating Reserves - Spinning Reserve Service:

          YES      X       NO
               --------        --------
          FOR PHASE 1, JULY 1, 1997 - MAY 31, 1999, NTUA WILL TAKE ALL ANCILLARY SERVICES.
          FOR PHASE 2, NTUA WILL ADVISE TEP AS TO ITS REQUIREMENTS.
7.6  Operating Reserve - Supplemental Reserve Service:

          YES      X       NO
               --------        --------
          FOR PHASE 1, JULY 1, 1997 - MAY 31, 1999, NTUA WILL TAKE ALL ANCILLARY SERVICES.
                                     E-3
          FOR PHASE 2, NTUA WILL ADVISE TEP AS TO ITS REQUIREMENTS.
8.0 Any notice or request, other than requests to schedule specific transactions, made to or by either Party regarding this Agreement shall be made to the representative of the other Party as indicated below:

     TUCSON ELECTRIC POWER COMPANY: TRANSMISSION
     CUSTOMER:

     Tucson Electric Power Company     Navajo  Tribal
     P.O. Box 711                      UTILITY  AUTHORITY
     Tucson, Arizona  85702            P.O.  Box  170
     Attn:Transmission Coordinator     Fort  Defiance,  AZ
     Telephone:(520)745-7193           86504
     Facsimile: (520) 571-4036         Attn:General  Manager
                                       (520)  729-5721  Phone
                                       (520)  729-2135  FAX

Tucson Electric Power Company                 Open Access Transmission Tariff
                                                 Revised Original Sheet No. 4

9.0 This Tariff is incorporated herein and made a part hereof and all initially capitalized terms shall have the meanings ascribed to them in the Tariff. The terms and conditions set forth in Part I,Common Service Provisions and
     Part III, Network Integration Transmission Service, of the Tariff are incorporated into this Agreement and shall govern the services provided under this Agreement.

10.0 Payments for Network Integration Transmission Service provided to the Transmission Customer by TEP under this Service Agreement shall be sent to the name and address indicated on the bill provided to the Transmission Customer.

Tucson Electric Power Company                 Open Access Transmission Tariff
                                                 Revised Original Sheet No. 5

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by

                                      E-4

their respective authorized officials.

  TUCSON ELECTRIC POWER COMPANY:


By:
   Name:                            Title:
        ------------------------          ----------------------


   Date:
        -------------------


  TRANSMISSION CUSTOMER:


By:
   Name:                            Title:
        ------------------------          ----------------------


   Date:
        -------------------














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